United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 7, 2011, Phillip Peckman resigned as a member of the Board of Directors of Shuffle Master, Inc. (the “Company”).  Mr. Peckman’s resignation as a member of the Board of Directors was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation from the Company’s Board of Directors, the Company entered into a Severance Agreement and General Release (the “Agreement”) with Mr. Peckman.  Pursuant to the Agreement, (i) the Company will pay Mr. Peckman a $129,000 bonus related to his service as the Company’s former Interim Chief Executive Officer, (ii) all of Mr. Peckman’s unvested stock options will become vested, and (iii) Mr. Peckman will be available to provide information and assistance to the Company for a period of nine months following his resignation in exchange for compensation of $96,000.  The Agreement also provides for a mutual release of claims between the Company and Mr. Peckman.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Severance Agreement and General Release dated January 7, 2011.
Exhibit 99.1	Resignation Letter of Phillip Peckman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC. (Registrant)

Date: January 13, 2011

/S/ DAVID LOPEZ
David Lopez Interim Chief Executive Officer